Ex 99.1
BioRestorative Therapies Reports Third Quarter 2024 Financial Results and Provides Business Update
MELVILLE, N.Y., November 12, 2024 (GLOBE NEWSWIRE) -- BioRestorative Therapies, Inc. (“BioRestorative”, “BRTX” or the “Company”) (NASDAQ:BRTX), a regenerative medicine innovator focused on stem cell-based therapies and products, today reported financial results for the third quarter ended September 30, 2024 and provided an update on its business.
“We have continued to execute well across all areas of our business and are looking forward to continuing to update investors on our progress as we close out the remainder of 2024,” said Lance Alstodt, BioRestorative’s Chief Executive Officer. “From an operating perspective, we are thrilled with our third quarter results, as we are seeing initial progress on our path to sustainable profitability, driven by cost containment activities coupled with increased resources dedicated to our commercial programs.”
Recent Highlights
DEVELOPMENT
•
Last week, BioRestorative announced that it received a provisional license from the New York State Department of Health (“NYSDOH”) for the processing of allogeneic (non-autologous) donor tissue material for the isolation, expansion and cryopreservation of various cell types, including stem cells, for medical research. Previously, the Company was licensed by the NYSDOH to act as a tissue bank for the processing of mesenchymal stem cells derived from autologous donors only.

Disc/Spine Program
•
In a podium presentation scheduled for tomorrow morning, new preliminary 26–52 week blinded data from the ongoing Phase 2 clinical trial of BRTX-100 in subjects with chronic lumbar disc disease will be presented by Francisco Silva, Vice President of Research and Development, at the Orthopaedic Research Society (ORS) Philadelphia Spine Research Society (PSRS) 7th International Spine Research Symposium. BioRestorative will also make the data available through a public announcement.

•	BioRestorative continues to work toward achieving completion of patient enrollment in the Phase 2 BRTX-100 study before the end of 2024.
Metabolic Program
•
In September, the Company shared the details of its allogeneic, off-the-shelf ThermoStem® metabolic disease platform at IFATS 2024. BioRestorative believes that cell-based therapy candidates generated from its ThermoStem® program may allow for lower dosing, and while current GLP-1 based obesity drugs result in a loss of 20-40% lean muscle mass of total weight loss, pre-clinical studies have demonstrated that brown fat activation leads to positive effects on several organs, including heart, liver and muscle.

•
In October, BioRestorative announced that the Israel Patent Office had issued a Notice of Allowance for a new patent application (Israeli Patent Appl. No. 287557) covering several fundamental aspects of the ThermoStem® platform. This, the 14th international patent to issue outside of the U.S. for the technology, covers non-naturally occurring three-dimensional brown adipose derived stem cell (BADSC) aggregates; an encapsulation system comprising the non-naturally occurring three-dimensional brown adipose derived stem cell aggregates; a method of making a non-naturally occurring three-dimensional brown adipose derived stem cell aggregate; and a method of treating a patient with a disorder.

•
The Company’s previously reported substantive discussions with an undisclosed commercial stage regenerative medicine company with regard to a potential license of BioRestorative’s ThermoStem® metabolic intellectual property are continuing; however, no assurances can be given that a license agreement will be entered into whether on commercially reasonable terms or otherwise.

COMMERCIAL
BioCosmeceuticals
•	BioRestorative derived $230,700 in product revenue from its exclusive supply agreement with Cartessa Aesthetics, LLC in the third quarter.
Summary Third Quarter 2024 Results
For the quarter ended September 30, 2024, the Company had a loss from operations of $2.3 million, a 26% year-over-year improvement from $3.1 million for the comparable period of 2023, and a 9% improvement sequentially from $2.5 million in the second quarter of 2024.
The Company’s net loss for the 2024 third quarter was $1.1 million, or $0.13 per share.

The Company ended the third quarter in a very strong financial position, with cash, cash equivalents, and investments held in marketable securities of $13.1 million, with no outstanding debt, as of September 30, 2024.

For complete financial results, please see BioRestorative’s filings at www.sec.gov, and on the Company's website at www.biorestorative.com under "SEC Filing" in the Investors and Media section.

November 13, 2024 Conference Call Details

BioRestorative management will host a webcasted conference call with an associated slide presentation at 4:30pm EST on Wednesday, November 13, 2024 to review its third quarter 2024 financial results and provide a business update, as well as to review the BRTX-100 presentation. To join the conference call via phone and participate in the live Q&A session tomorrow, please dial 877-545-0320 (United States) or 973-528-0002 (International), participant access code 823128. The live webcast (with slides) and audio archive of the presentation may be accessed on the investor section of the BioRestorative website at https://www.biorestorative.com/investor-relations. An archived replay will be available for approximately 90 days following the event.

About BioRestorative Therapies, Inc.
BioRestorative (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core clinical development programs relate to the treatment of disc/spine disease and metabolic disorders, and we have also recently begun offering BioCosmeceutical products:
• Disc/Spine Program (brtxDISC™): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient’s bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have commenced a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease.
• Metabolic Program (ThermoStem®): We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells (“BADSC”) to generate brown adipose tissue (“BAT”), as well as exosomes secreted by BADSC. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BADSC secreted exosomes may also impact weight loss.
• BioCosmeceuticals: We operate a commercial BioCosmeceutical platform. Our current commercial product, formulated and manufactured using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via Investigational New Drug (IND)-enabling studies, with the aim of pioneering U.S. Food and Drug Administration (FDA) approvals in the emerging BioCosmeceuticals space.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company's latest Form 10-K, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.
CONTACT:
Stephen Kilmer
Investor Relations
Direct: (646) 274-3580
Email: skilmer@biorestorative.com
3